Exhibit 10.1

AMENDMENT NO. 1 TO 364 DAY CREDIT AGREEMENT

This AMENDMENT NO. 1 TO 364 DAY CREDIT AGREEMENT (this “Amendment”) is made as of December 8, 2015 among Baxter International Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, National Association, as administrative agent under the hereinafter defined Credit Agreement (the “Administrative Agent”), and the other financial institutions signatory hereto.

R E C I T A L S:

A. The Borrower, the Administrative Agent and certain financial institutions are parties to a 364 Day Credit Agreement dated as of December 10, 2014 (the “Credit Agreement”).

B. The Borrower, the Administrative Agent and the undersigned Banks wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings specified in the Credit Agreement.

2. Amendments to the Credit Agreement. Upon the Effective Time (as defined below):

(a) the definition of “Change of Control” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

““Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of fifty percent (50%) or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower.”

(b) the definition of “Termination Date” in Section 1.01 of the Credit Agreement is amended in its entirety to read as follows:

““Termination Date” means the earlier of (i) March 28, 2016 and (ii) the date on which the Commitments shall have been reduced to zero or terminated in whole pursuant to the terms hereof.”

(c) Section 1.01 of the Credit Agreement is amended by adding the following definition in the appropriate alphabetical order:

““Amendment No. 1” shall mean that certain Amendment No. 1 to 364 Day Credit Agreement dated as of December 8, 2015 among the Borrower, the Administrative Agent and the various Banks party thereto.”

(d) Section 11.04 of the Credit Agreement is amended to add the following as a new clause (d):

“(d) Notwithstanding anything herein to the contrary, the Borrower shall not be responsible to reimburse or pay any amounts pursuant to Section 11.04 (a) in connection with Amendment No. 1 (other than in connection with the enforcement of the Credit Agreement as amended hereby), including, without limitation, any reimbursements of any losses, costs or expenses to any of the

Administrative Agent, the Syndication Agent, the Co-Lead Arrangers, any Lender, any Affiliate of the foregoing or any other Person, to the extent that such amount, if treated as paid as consideration for any modification, in addition to any other amounts so treated, will equal or exceed one dollar less than the amount which would result in the change in yield of the applicable debt instrument(s) being considered a significant modification pursuant to Treasury Regulation § 1.1001-3(e)(2).”

3. Representations and Warranties of the Borrower. The Borrower represents and warrants that:

(a) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally;

(b) each of the representations and warranties contained in the Credit Agreement (as amended hereby) is true and correct in all material respects (provided that each representation and warranty which is already qualified by materiality is true and correct in all respects) on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty is true and correct in all material respects (provided that each representation and warranty which is already qualified by materiality is true and correct in all respects) with respect to or as of such specific earlier date); and

(c) no Event of Default or Unmatured Event of Default has occurred and is continuing.

4. Effective Time. This Amendment shall become effective on the date (the “Effective Time”) upon the execution and delivery hereof by the Borrower, the Administrative Agent and the Majority Banks.

5. Miscellaneous.

(a) Except as specifically amended hereby, the Credit Agreement, the Notes and the other agreements, instruments and documents executed in connection therewith (collectively, the “Loan Documents”) shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Bank under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

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(c) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

6. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.04 of the Credit Agreement (as amended hereby) to reimburse the Administrative Agent for all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
Name:	James K. Saccaro
Title:	Corporate Vice President and Chief Financial Officer

[Signature page to Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ William Oleferchik
Name:	William Oleferchik
Title:	Managing Director

[Signature page to Amendment No. 1 to Credit Agreement]

CHASE LINCOLN FIRST COMMERCIAL CORPORATION, as a Bank

By	/s/ William Oleferchik
Name:	William Oleferchik
Title:	Managing Director

[Signature page to Amendment No. 1 to Credit Agreement]